Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2004

Southwest Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	0-23064	73-1136584

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

608 South Main Street, Stillwater, Oklahoma 74074

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (405) 372-2230

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits. Exhibit 99—Southwest Bancorp, Inc. Presentation

Item 9. Regulation FD Disclosure.
Item 12. Results of Operations and Financial Condition.

The registrant’s presentation for institutional investors to be first used on May 18 and 19, 2004 is filed under Item 9 and Item 12 of this Form 8-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwest Bancorp, Inc.

By   /s/ Rick Green
        Rick Green
President and Chief Executive Officer

Dated: May 14, 2004